EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Stephen B. Morris, William J. Walsh and Dolores L. Cody, and each or any of them, her true and lawful attorney-in-fact and agent, with full power of substitution, to execute and deliver in the undersigned’s name and on the undersigned’s behalf a Registration Statement on Form S-3, or any registration statement relating thereto that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or any of them, may determine to be necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Date: January 11, 2002

/s/ Erica Farber Erica Farber